Exhibit 4-29

                              SUPPLEMENTAL MORTGAGE
================================================================================

                             Supplemental Indenture

                               Dated March 1, 2008

                                   ----------

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924

                                   ----------

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       TO
                          US BANK NATIONAL ASSOCIATION
                                     Trustee
                                 21 South Street
                          Morristown, New Jersey 07960

                                   ----------

                           PROVIDING FOR THE ISSUE OF
                $ 300,000,000 FIRST AND REFUNDING MORTGAGE BONDS,
                         FLOATING RATE SERIES B DUE 2010

--------------------------------------------------------------------------------

                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                             NEWARK, N.J. 07102-4194

Prepared by

/s/ Edward C. Fedak
-----------------------
(EDWARD C. FEDAK, ESQ.)

                                TABLE OF CONTENTS

                                                                            Page
RECITALS.......................................................................1
FORM OF BOND...................................................................3
FORM OF CERTIFICATE OF AUTHENTICATION..........................................3
GRANTING CLAUSES...............................................................8

                                   ARTICLE I.
                      BONDS OF THE FLOATING RATE SERIES B.
DESCRIPTION OF SERIES..........................................................8

                                   ARTICLE II.
               REDEMPTION OF BONDS OF THE FLOATING RATE SERIES B.
SECTION 2.01.     Redemption--Redemption Price.................................9
SECTION 2.02.     Redemptions Pursuant to Section 4C of
                    Article Eight of the Indenture.............................9
SECTION 2.03.     Interest on Called Bonds to Cease...........................10
SECTION 2.04.     Bonds Called in Part........................................10
SECTION 2.05.     Provisions of Indenture Not Applicable......................10

                                  ARTICLE III.
                                 MISCELLANEOUS.
SECTION 3.01.     Authentication of Bonds of Floating Rate Series B...........11
SECTION 3.02.     Authentication Agent........................................11
SECTION 3.03.     Additional Restrictions on Authentication of
                    Additional Bonds Under Indenture..........................11
SECTION 3.04.     Restriction on Dividends....................................12
SECTION 3.05.     Use of Facsimile Seal and Signatures........................12
SECTION 3.06.     Time for Making of Payment..................................12
SECTION 3.07.     Effective Period of Supplemental Indenture..................12
SECTION 3.08      Effect of Approval of Board of Public Utilities
                    of the State of New Jersey................................12
Section 3.09.     Execution in Counterparts...................................12
ACKNOWLEDGEMENTS..............................................................14
CERTIFICATE OF RESIDENCE......................................................15

      SUPPLEMENTAL INDENTURE, dated the 1st day of MARCH 2008, for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and US Bank National Association, a national banking association organized under the laws of the United States of America, as successor Trustee to Wachovia Bank, National Association (previously known as Fidelity Union Trust Company) under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

      WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY, a certain indenture dated August 1, 1924 (hereinafter called the "Indenture") to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

      WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

                                                                     Page
County              Office               Book Number                Number
--------------------------------------------------------------------------------
Atlantic            Clerk's        1955 of Mortgages                  160
Bergen              Clerk's        94 of Chattel Mortgages         123 etc.
Burlington          Clerk's        693 of Mortgages                 88 etc.
                                   52 of Chattel Mortgages       Folio 8 etc.
Camden              Register's     177 of Mortgages             Folio 354 etc.
                                   45 of Chattel Mortgages         184 etc.
Cumberland          Clerk's        239 of Mortgages                 1 etc.
                                   786 of Mortgages                638 & c.
Essex               Register's     437 of Chattel Mortgages          1-48
                                   T-51 of Mortgages                341-392
Gloucester          Clerk's        34 of Chattel Mortgages         123 etc.
Hudson              Register's     142 of Mortgages                 7 etc.
                                   453 of Chattel Mortgages         9 etc.
                                   1245 of Mortgages               484, etc.
Hunterdon           Clerk's        151 of Mortgages                   344
Mercer              Clerk's        67 of Chattel Mortgages          1 etc.
Middlesex           Clerk's        384 of Mortgages                 1 etc.
                                   113 of Chattel Mortgages         3 etc.
                                   437 of Mortgages                294 etc.
Monmouth            Clerk's        951 of Mortgages                291 & c.
Morris              Clerk's        N-3 of Chattel Mortgages        446 etc.
                                   F-10 of Mortgages               269 etc.
Ocean               Clerk's        1809 of Mortgages                  40
Passaic             Register's     M-6 of Chattel Mortgages        178, etc.
Salem               Clerk's        R-13 of Mortgages               268 etc.
                                   267 of Mortgages                249 etc.
Somerset            Clerk's        46 of Chattel Mortgages         207 etc.
                                   N-10 of Mortgages                1 etc.
Sussex              Clerk's        123 of Mortgages                 10 & c.
Union               Register's     9584 of Mortgages               259 etc.
Warren              Clerk's        124 of Mortgages                141 etc.

and

      WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                                     Page
County              Office                     Book Number          Number
--------------------------------------------------------------------------
Adams               Recorder's             22 of Mortgages            105
Armstrong           Recorder's            208 of Mortgages            381
Bedford             Recorder's             90 of Mortgages            917
Blair               Recorder's            671 of Mortgages            430
Cambria             Recorder's            407 of Mortgages            352
Cumberland          Recorder's            500 of Mortgages            136
Franklin            Recorder's            285 of Mortgages            373
Huntington          Recorder's            128 of Mortgages             47
Indiana             Recorder's            197 of Mortgages            281
Lancaster           Recorder's            984 of Mortgages              1
Montgomery          Recorder's           5053 of Mortgages           1221
Westmoreland        Recorder's           1281 of Mortgages            198
York                Recorder's           31-V of Mortgages            446

and

      WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

      WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated April 1, 2007, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

      WHEREAS, since the execution and delivery of said supplemental indenture dated April 1, 2007, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

      WHEREAS, the Indenture has been amended or supplemented from time to time; and

      WHEREAS, it is provided in the Indenture that no bonds other than those of the 5-1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

      WHEREAS, the Company desires to provide for the issue of $300,000,000 principal amount of bonds to be secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Floating Rate Series B due 2010" (hereinafter sometimes called "Floating Rate Series B"); and

      WHEREAS, the text of the Bonds of the Floating Rate Series B and of the certificate of authentication to be borne by the Bonds of the Floating Rate Series B shall be substantially of the following tenor:

                                 [FORM OF BOND]

                                     [FACE]

REGISTERED
REGISTERED
NUMBER
AMOUNT
RV                                                                             $
300,000,000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BOND,
                         FLOATING RATE SERIES B DUE 2010

     Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to _______________________ , or registered assigns, on the surrender hereof, the principal sum of Three Hundred Million Dollars, on March 12, 2010, and to pay interest thereon from the date hereof, at an annual rate of LIBOR plus 0.875% reset and calculated as more fully set forth on the reverse hereof, and until payment of said principal sum, such interest to be payable March 12, June 12, September 12 and December 12 in each year beginning June 12, 2008.

      Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of US Bank National Association in the City of Morristown, State of New Jersey, or (at the option of the registered owner) at the corporate trust office or agency of any paying agent appointed by the Company, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

      IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.


Dated

                                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY,


                                     By
                                        ----------------------------------
                                                  (Vice) President

(Seal)
Attest:

----------------------------------
(Assistant) Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)
                          CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which is described in the within-mentioned indenture and supplemental indenture dated March 1, 2008, as secured thereby.

                                     US BANK NATIONAL ASSOCIATION, TRUSTEE,


                                     By
                                        ----------------------------------
                                                Authorized Signatory

                (FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION)
                     ALTERNATE CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated March 1, 2008, as secured thereby.

                                     US BANK NATIONAL ASSOCIATION, TRUSTEE


                                     By
                                     -------------------------------------------

                                                   Authenticating Agent


                                     By
                                     -------------------------------------------
                                                   Authorized Signatory


                                 [FORM OF BOND]
                                    [REVERSE]

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                         FLOATING RATE SERIES B DUE 2010

      This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including the Supplemental Indenture dated March 1, 2008, duly executed by the Company and US Bank National Association as Trustee. This Bond is one of the Bonds of the Floating Rate Series B due 2010, which series is limited to the aggregate principal amount of $300,000,000 and is issued pursuant to said Supplemental Indenture dated March 1, 2008. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

      In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does nor alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

      First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Floating Rate Series B due 2010, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Floating Rate Series B due 2010".

      In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

      Interest on this Bond shall accrue from and including March 12, 2008 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date, stated maturity or date of earlier redemption, as the case may be and shall be payable quarterly in arrears on each March 12, June 12, September 12, and December 12, commencing June 12, 2008. The interest rate on the Bonds of this series shall be reset quarterly and the Bonds shall bear interest at a per annum rate (computed by the Calculation Agent (as defined below) on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Interest Period (as defined below), plus 0.875 %, subject to the maximum interest rate permitted by New Jersey law, as such law may be modified by United States law of general application.

      If any Interest Payment Date (other than at stated maturity or redemption date) would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, unless that next succeeding Business Day falls in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If the stated maturity or redemption date of this Bond would otherwise be a day that is not a Business Day, such stated maturity or redemption date, as the case may be, will be the next succeeding day that is a Business Day, and no additional interest shall accrue as a result of such delayed payment.

      Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Company, the beneficial owners and holders of the Bonds and the Trustee.

      "Calculation Agent" means US Bank National Association, or its successor appointed by the Company, acting as Calculation Agent.

      "Interest Determination Date" means the second London Business Day (as defined below) immediately preceding the first day of the relevant Interest Period.

      "Interest Payment Date" means each March 12, June 12, September 12, and December 12, commencing June 12, 2008.

      "Interest Period" means the period commencing on an Interest Payment Date for the Bonds of this series (or, with respect to the initial Interest Period only, commencing on the issue date for the Bonds) and ending on the day before the next succeeding Interest Payment Date for the Bonds.

      "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date in amounts of not less than U.S. $1,000,000, as such rate appears on Reuters Page LIBOR01 (as defined below) at approximately 11:00 a.m., London time, on such Interest Determination Date (the "Reported Rate"). "Reuters Page LIBOR01" means the display designated on page LIBOR01 by Reuters Group plc (or such other page as may replace the LIBOR01 page on that service (or any successor service) or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). ). If, on an Interest Determination Date, such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m., London time, or if Reuters Page LIBOR01 is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.'s page "BBAM."

      If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine "LIBOR" for the Bonds of this series as follows:

      (1) In the event no Reported Rate appears on Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the

            London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation (the "Rate Quotation") at which three month U.S. dollar deposits in amounts of not less than U.S. $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of a single transaction at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations obtained by the Calculation Agent.

      (2) In the event no Reported Rate appears on Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, on such Interest Determination Date and there are fewer than two Rate Quotations provided as contemplated in clause (1) above, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent (after consultation with the Company) for loans in Representative Amounts in U.S. dollars to leading European banks having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, LIBOR for such Interest Determination Date will be the same as LIBOR in effect for the Interest Period in which such Interest Determination Date falls (or, if none, shall be the offered rate for deposits in U. S. Dollars that appears on the most recent London Business Day preceding the Interest Determination Date for such Interest Period for which the rate was displayed on Reuters Page LIBOR01 or Bloomberg L.P. page BBAM with respect to deposits commencing on the second London Business Day following that date).

      "Business Day" means any day, other than a Saturday or Sunday, (i) on which banking institutions in New York, New York are not required or authorized by law, regulation or executive order to close, (ii) which is also a London Business Day and (iii) a day on which the Trustee's corporate trust office is not closed for business. "London Business Day" means a day that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      All percentages resulting from any calculation of any interest rate for this Bond shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts shall be rounded to the nearest cent, with one-half cent being rounded upward.

      As more fully provided in said supplemental indenture dated March 1, 2008, the Bonds of this series are subject to redemption prior to maturity, on notice given as below provided, (a) beginning on or after September 12, 2008, as a whole at any time or in part from time to time on any Interest Payment Date at the election of the Company, upon payment of 100% of the principal amount of the bonds of the Floating Rate Series B to be redeemed (said amount (exclusive of accrued interest) is herein referred to as the "regular redemption price") and
(b) at any time prior to maturity, on notice given as below provided by the application of proceeds of released property or other money held by the Trustee and which, pursuant to the provisions of said indenture, as amended and supplemented, is applied to the redemption of Bonds of this series, upon payment of the "Special Redemption Price" of 100% of the principal amount thereof; together, in each case, with accrued interest to the date fixed for redemption; provided, however, that interest payable on the Bonds with respect to an interest payment date that falls on or before a redemption date shall be made to the holder of the Bonds on the record date related to such interest payment date. Notice of any such redemption shall be given by mailing the same to the respective registered owners of the Bonds of this series so called for redemption, not less than 30 nor more than 40 days in advance of the date fixed for redemption. In the case of redemption of Bonds of this series at the election of the Company the notice of redemption may be conditioned upon the deposit of the total regular redemption price of all the Bonds so called, with accrued interest thereon to the redemption date, with the Trustee on or before the date fixed for redemption. .

      If this Bond or any portion thereof be called for redemption and payment be duly provided therefor, interest shall cease to accrue on this Bond or such portion on the date fixed for such redemption.

      This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at any office where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.

      The Bonds of this series are issuable only in fully registered form, in denominations of $1,000 and any multiple of $1,000. Such fully registered Bonds of the several denominations may be exchanged for fully registered Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any Interest Payment Date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

      No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds issued thereunder, or implied therefrom.

      This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by US Bank National Association as Trustee, or by its successor in trust under said indenture.

      WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

      WHEREAS, the Company represents that all things necessary to make the bond of the series hereinafter described, when duly authenticated by the Trustee and issued by the Company, a valid, binding and legal obligation of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated April 1, 2007, subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

      All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

      UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

      SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and Subject, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

      TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

      IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

      AND  THIS  SUPPLEMENTAL   INDENTURE   FURTHER   WITNESSETH  that  for  the
considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.

                      BONDS OF THE FLOATING RATE SERIES B.

      The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Floating Rate Series B due 2010"; shall be limited to the aggregate principal amount of $300,000,000; shall mature on March 12, 2010; shall bear interest at a per annum rate of LIBOR plus 0.875%, calculated and reset as more fully set forth in the form of the Bond hereinbefore described, payable in arrears on March 12, June 12, September 12, and December 12 of each year, commencing June 12, 2008; shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of US Bank, National Association, in the City of Morristown, State of New Jersey, or, as may be desired by the persons entitled to receive such principal and interest respectively, at the office or agency of the Company in the Borough of Manhattan, City and State of New York; and shall be issuable only in the form of fully registered bonds in the denominations of $1,000 and any multiple of $1,000 and the several denominations shall be interchangeable. The date of each bond of the Floating Rate Series B shall be the Interest Payment Date next preceding the date of authentication, unless such date of authentication be an Interest Payment Date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first Interest Payment Date, in which case the date shall be March 12, 2008.

      The Company shall not be required to issue or make transfers or exchanges of bonds of the Floating Rate Series B for a period of ten days next preceding any Interest Payment Date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

      Bonds of the Floating Rate Series B shall be transferable and exchangeable, but only as provided in the Indenture, upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at either of said offices. The Company hereby waives any right to make a charge for any transfer or exchange of Bonds of the Floating Rate Series B, but the Company may require payment of a sum sufficient to cover any tax or any other governmental charge that may be imposed in relation thereto.

                                   ARTICLE II.

                 REDEMPTION OF BONDS OF FLOATING RATE SERIES B.

     SECTION 2.01. Redemption--Redemption Prices. Bonds of the Floating Rate Series B shall be subject to redemption at any time:

      a) as a whole at any time on or after September 12, 2008, or in part from time to time on any Interest Payment Date on or after September 12, 2008 at the election of the Company as provided in Section 2.02 hereof, upon payment of 100% of the principal amount of the bonds of the Floating Rate Series B to be redeemed (said amount (exclusive of accrued interest) is herein referred to as the "regular redemption price");

      (b) at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the Floating Rate Series B, upon payment of 100% of the principal amount thereof specified as the "Special Redemption Price" in the form of Bond hereinbefore set forth (said amount (exclusive of accrued interest) is herein referred to as the "special redemption price");

      together in each case with accrued interest to the date fixed for redemption.

      SECTION 2.02. Redemption at Election of Company. The election of the Company to redeem any of the bonds of the Floating Rate Series B shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on an Interest Payment Date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

      If the Company elects to redeem less than all of the bonds of the Floating Rate Series B, the particular bonds or portions thereof to be redeemed shall, upon request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

      The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 2.03 hereof to be given in the case of bonds of the Floating Rate Series B called pursuant to Section 4C of Article Eight of the Indenture, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price plus any accrued and unpaid interest to the redemption date),
(2) if all the bonds of the Floating Rate Series B be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an Interest Payment Date, the notice shall state that the bonds will be payable at the regular redemption price plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

      Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

      SECTION 2.03. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of the bonds of the Floating Rate Series B, the Trustee not later than 30 days prior to the applicable redemption date, shall draw by lot according to such method as it shall deem proper, from all the bonds of the Floating Rate Series B then outstanding, such principal amount thereof as is to be redeemed. Bonds of said series so redeemed shall be cancelled.

      After such drawing the Trustee shall, not later than 30 nor more than 40 days in advance of the date fixed for redemption, give, in the name of the Company, notice by mail that bonds of the Floating Rate Series B bearing the serial numbers specified have been called for redemption pursuant to said
Section 4C of Article Eight, that they will be due and payable on such redemption date, at the office of the Trustee in Morristown, New Jersey, or (at the option of the registered owner) at the office or agency of the Company in the Borough of Manhattan, City and State of New York, at a stated amount (which shall be the Special Redemption Price (plus any accrued and unpaid interest to the redemption date), that, if the date fixed for redemption be other than an Interest Payment Date, the bonds will be payable at the Special Redemption Price, plus accrued interest to the redemption date, and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

      SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease. Each bond or portion thereof of the Floating Rate Series B so called under either Section
2.02 or 2.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the contrary notwithstanding. From and after the date when each bond or portion thereof of the Floating Rate Series B shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

      SECTION 2.05. Bonds Called in Part. If only a portion of any bond of the Floating Rate Series B shall be drawn by lot by the Trustee pursuant to Section
2.02 or 2.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the Floating Rate Series B, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

      SECTION 2.06. Provisions of Indenture Not Applicable. There shall be no sinking fund for the bonds of Floating Rate Series B. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company in this Article in respect of the bonds of the Floating Rate Series B.

                                   ARTICLE III

                                 MISCELLANEOUS.

      SECTION 3.01. Authentication of Bonds of Floating Rate Series B. None of the Bonds of the Floating Rate Series B, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

      SECTION 3.02. Authenticating Agent. As long as any of the bonds of the Floating Rate Series B remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the Floating Rate Series B. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

      Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee may appoint a successor authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the Floating Rate Series B, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

      The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

      SECTION 3.03. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property;

            (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1-3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

            (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

      SECTION 3.04. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

      SECTION 3.05. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the Bonds of the Floating Rate Series B may be facsimiles.

      SECTION 3.06. Time for Making of Payment. All payments of principal or redemption price of, and interest on, the Bonds of the Floating Rate Series B shall be made either prior to the due date thereof or on the due date thereof in immediately available funds. If any Interest Payment Date (other than a stated maturity or redemption date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day. If the stated maturity or redemption date of this Bond would otherwise be a day that is not a Business Day, such stated maturity or redemption date, as the case may be, will be the next succeeding day that is a Business Day, and no additional interest shall accrue as a result of such delayed payment.

      SECTION 3.07. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the Bonds of the Floating Rate Series B shall remain outstanding.

      SECTION 3.08. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any Bond of the Floating Rate Series B shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

      SECTION 3.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

      IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and US Bank National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by the signature of its Secretary, Assistant Secretary, Vice President, or an Assistant Vice President. Executed and delivered this 5th day of March 2008.


Attest:
                                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                     By /s/ M. A. Plawner
                                       -----------------------------------------
                                                     M. A. Plawner
                                                    Vice President
Attest:

 /s/ S. L. Guibord
-----------------------------------
          S. L. Guibord
       Assistant Secretary

                                     US BANK  NATIONAL ASSOCIATION


                                     By /s/ N. Barnes
                                       -----------------------------------------
                                                       N. Barnes
                                                    Vice President
Attest:

 /s/ P. O'Brien
-----------------------------------
            P. O'Brien
         Vice President

STATE OF NEW JERSEY          )
                          SS:)
COUNTY OF ESSEX              )

      Be it Remembered, that on this 5th day of March 2008, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared M.A. Plawner, who, I am satisfied, is a Vice President of Public Service Electric and Gas Company, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation the mortgagor, has received a true copy of said instrument.

                                        /s/ Michelle Zelinski
                                       -----------------------------------------
                                        Michelle Zelinski
                                        Notary Public of New Jersey
                                        My Commission Expires August 15, 2011

STATE OF NEW JERSEY          )
                          SS:)
COUNTY OF ESSEX              )

      Be it Remembered, that on this 5th day of March 2008, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared Norman Barnes, who, I am satisfied, is a Vice President of US Bank National Association, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

                                         /s/ Melody Nedrick
                                        ----------------------------------
                                         Melody Nedrick
                                         Notary Public of New Jersey

                                         My Commission Expires March 3, 2010

                            CERTIFICATE OF RESIDENCE

      US Bank National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 21 South Street, Morristown, New Jersey 07960.

                                     US BANK NATIONAL ASSOCIATION


                                      By /s/ N. Barnes
                                        ----------------------------------------
                                         N. Barnes
                                         Vice President